Exhibit 99.1

Press Release

VIA NET.WORKS FILES ANNUAL REPORT FOR 2004
Company receives Nasdaq notification that it has complied with filing requirements

AMSTERDAM, Netherlands, April 26, 2005 — VIA NET.WORKS, Inc. (Nasdaq: VNWIE; EASE), a provider of business communication solutions to small and medium-sized enterprises in Europe and the U.S., today announced that it has filed with the Securities and Exchange Commission its annual report on Form 10-K for the year ending December 31, 2004.

A copy of the annual report on Form 10-K can be found on the Investor Relations page of the company’s corporate website (www.vianetworks.com), as well as on the official SEC website (www.sec.gov).

The Company also announced that it has received notification today from The Nasdaq Stock Market that with its SEC filing, the Company now complies with Marketplace Rule 4310(c)(14) regarding periodic filing requirements.  Nasdaq also notified the Company that the fifth character “E” will now be removed from its trading symbol, which will be changed back to VNWI, at the opening of business on April 28, 2005.

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (Nasdaq: VNWI; Euronext) is a leading provider of business communication solutions to small- and medium-sized businesses in Europe and the United States. VIA offers a comprehensive portfolio of business communications services, including hosting, security, connectivity, networks, voice and professional services. Website: www.vianetworks.com.

Contacts

Investor contact:		Media contact:
Michael Geczi		Piers Schreiber
Tel:	1 212 681 1700, ext. 156	Tel:	+31 20 502 0072
Cell:	1 917 439 8377	Cell:	+31 65 535 8087
Fax:	1 212 681 6961	Fax:	+31 20 502 0001
Email:	mgeczi@torrenzano.com	Email:	pschreiber@vianetworks.com